As filed with the Securities and Exchange Commission on January 24, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SERONO S.A.

(Exact name of registrant as specified in its charter)

Switzerland	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

15 Bis, Chemin des Mines

Case Postale 54

CH-1211 Geneva 20, Switzerland

(Address of Principal Executive Offices) (Zip Code)

Serono Stock Grant Plan 2006

(Full title of the Plan)

Fereydoun Firouz

President

Serono, Inc.

One Technology Place, Rockland MA  02370

(Name and Address of Agent for Service)

(781) 982-9000

(Telephone number, including area code, of agent for service)

Copies to:

Nathalie Joannes, Esq.	J. Alan Bannister, Esq.
Serono International S.A.	Gibson, Dunn & Crutcher LLP
15 bis, Chemin des Mines	2-4 Temple Avenue
Case Postale 54	Telephone House
CH-1211 Geneva 20	London EC4 YHB
Switzerland	United Kingdom
+41 22 739 3000	+44 20 7071 4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

Bearer Shares, CHF 25 par value per share	16,872	U.S.$ 1,283.21	U.S.$ 21,650,319	U.S.$ 2,316.58

(1)           All of the Bearer Shares to be offered and sold by the Registrant pursuant to this Registration Statement may be offered in the form of American depositary shares, each of which represents one-fortieth of a bearer share. Separate Registration Statements on Form F-6 (Registration Nos. 333-12194 and 333-100779) have been filed with the Securities and Exchange Commission to register the American depositary shares evidenced by American depositary receipts issuable upon deposit of the Bearer Shares.

(2)           Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional Bearer Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Bearer Shares.

(3)           Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the average of the high and low sale prices for the Bearer Shares on the virt-X on January 18, 2006, in each case converted into U.S. dollars at the noon buying rate for foreign currencies in U.S. dollars as certified by the Federal Reserve Bank of New York for customs purposes on January 18, 2006 of CHF 1 = U.S.$ 1.2083.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)           The Registrant’s latest annual report filed on Form 20-F for the year ended December 31, 2004, as filed with the Commission on March 16, 2005;

(b)           The Registrant’s reports on Form 6-K furnished to the Commission on April 6, 2005, April 22, 2005, July 20, 2005, October 19, 2005, October 26, 2005, November 9, 2005 and January 23, 2006;

(c)           The description of the Registrant’s Bearer Shares and American Depositary Shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 3, 2000 to register the Bearer Shares and American Depositary Shares of the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purposes of updating such description (Commission File No. 1-15096).

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

*      Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not filed as part of this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus).

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel

Francois Naef, Senior Executive Vice-President, Human Resources, Legal and Corporate Communication and Company Secretary of the Registrant, has rendered the opinion, filed herewith as Exhibit 5.1, as to the legality of the securities being registered hereby. Mr. Naef owns 116 Bearer Shares and holds options to purchase 9,380 Bearer Shares.

Item 6.  Indemnification of Directors and Officers

The laws of Switzerland make no provision for indemnification of directors and officers. The Registrant’s Articles of Association do not provide for the indemnification of any controlling person, director or officer. The Registrant has entered into contracts with each of its directors indemnifying them against liabilities to third parties incurred in connection with the performance of their duties as directors. The Registrant maintains liability insurance for members of its board of directors and its executive officers, including insurance against liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

Exhibit Number	Exhibit

4.1	Articles of Association of the Registrant, dated April 26, 2005 (filed herewith).

4.2	Form of Certificate for One Bearer Share (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-12192)).

4.3	Form of Certificate for Ten Bearer Shares (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-12192)).

4.4	Form of Certificate for One Hundred Bearer Shares (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form F-1 (File No. 333-12192)).

4.5	Form of Certificate for One Thousand Bearer Shares (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form F-1 (File No. 333-12192)).

4.6

Deposit Agreement, dated July 26, 2000, among the Registrant, The Bank of New York, as Depositary, and all Owners and Beneficial Owners from time to time of ADRs issued thereunder, including the form of ADRs (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-12480), as filed with the Commission on September 6, 2000).

4.7	Form of American Depositary Receipt (included in Exhibit 4.6).

5.1

Opinion of Francois Naef, Senior Executive Vice-President, Human Resources, Legal and Corporate Communication and Company Secretary of the Registrant, as to the legality of the securities being registered (filed herewith).

23.1	Consent of Francois Naef, Senior Executive Vice-President, Human Resources, Legal and Corporate Communication and Company Secretary of the Registrant (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers S.A., Geneva, Switzerland (filed herewith).

24.1	Powers of Attorney (filed herewith).

Item 9.  Undertakings

A.            The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (A)(1)(i) and (A)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference into this Registration Statement;

(2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Geneva, Switzerland, on this the 24th day of January, 2006.

SERONO S.A., a Swiss corporation (Registrant)

By: /s/ ERNESTO BERTARELLI
Name: Ernesto Bertarelli
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 24, 2006.

Signature		Title
/s/ ERNESTO BERTARELLI		Chief Executive Officer and a Director (Principal Executive Officer)
Ernesto Bertarelli

/s/ STUART GRANT*		Chief Financial Officer (Principal Financial and Accounting Officer)
Stuart Grant

/s/ GEORGES MULLER*		Director
Georges Muller

/s/ PIERRE DOUAZE*		Director
Pierre Douaze

/s/ L. PATRICK GAGE*		Director
L. Patrick Gage

/s/ BERNARD MACH*		Director
Bernard Mach

/s/ SERGIO MARCHIONNE*		Director
Sergio Marchionne

/s/ JACQUES THEURILLAT*		Director
Jacques Theurillat

/s/ ALBERTO TOGNI*		Director
Alberto Togni

Serono, Inc.		Authorized Representative in the United
States
By:	/s/ FEREYDOUN FIROUZ*	Authorized Signatory
Fereydoun Firouz

*By:	/s/ FRANCOIS NAEF	Attorney-in-fact
Francois Naef

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Articles of Association of the Registrant, dated April 26, 2005 (filed herewith).

4.2	Form of Certificate for One Bearer Share (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-12192)).

4.3	Form of Certificate for Ten Bearer Shares (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-12192)).

4.4	Form of Certificate for One Hundred Bearer Shares (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form F-1 (File No. 333-12192)).

4.5	Form of Certificate for One Thousand Bearer Shares (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form F-1 (File No. 333-12192)).

4.6

Deposit Agreement, dated July 26, 2000, among the Registrant, The Bank of New York, as Depositary, and all Owners and Beneficial Owners from time to time of ADRs issued thereunder, including the form of ADRs (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-12480), as filed with the Commission on September 6, 2000).

4.7	Form of American Depositary Receipt (included in Exhibit 4.6).

5.1

Opinion of Francois Naef, Senior Executive Vice-President, Human Resources, Legal and Corporate Communication and Company Secretary of the Registrant, as to the legality of the securities being registered (filed herewith).

23.1	Consent of Francois Naef, Senior Executive Vice-President, Human Resources, Legal and Corporate Communication and Company Secretary of the Registrant (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers S.A., Geneva, Switzerland (filed herewith).

24.1	Powers of Attorney (filed herewith).